UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported): May 31, 2005

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5757 N. Green Bay Avenue, P.O. Box 591
Milwaukee, Wisconsin 53201-0591

(Address of principal executive offices, including zip code)

(414) 524-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SIGNATURES
Press Release

Item 8.01	Other Events

On May 31, 2005, Johnson Controls, Inc. announced that it had signed a definitive agreement to acquire USI Companies Inc. (USI), the nation’s fastest growing corporate real estate services firm. USI has its headquarters in Stamford, Connecticut. Johnson Controls will pay approximately $80 million, subject to adjustments. The agreement is subject to customary closing conditions and regulatory approval. The transaction is expected to close by the end of June 2005. A copy of the press release is attached as Exhibit 99 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits:

99 Press release issued by the registrant on May 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
Date: June 3, 2005	By:	/s/ R. Bruce McDonald
R. Bruce McDonald
Vice President and Chief Financial Officer